                                   EXHIBIT 16

                                  [LETTERHEAD]

November 8, 2001

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Obsidian Enterprises, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,
Linton, Shafer & Company, P.A.


/s/Joseph M. McCathran, CPA
Principal